REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Shareholders and Board of Directors of The Lazard
Funds, Inc.:

In planning and performing our audit of the financial statements of The Lazard Funds, Inc. the Fund, including the Lazard US
Equity Concentrated Portfolio, Lazard US Strategic Equity
Portfolio, Lazard US Mid Cap Equity Portfolio, Lazard US
Small-Mid Cap Equity Portfolio, Lazard US Small Cap Equity
Growth Portfolio, Lazard International Equity Portfolio, Lazard International Equity Select Portfolio, Lazard International Equity Concentrated Portfolio, Lazard International Strategic Equity Portfolio, Lazard International Equity Advantage Portfolio commenced investment operations on May 29, 2015, Lazard
International Small Cap Equity Portfolio, Lazard Global Equity
Select Portfolio, Lazard Global Strategic Equity Portfolio,
Lazard Managed Equity Volatility Portfolio commenced investment operations on May 29, 2015, Lazard Emerging
Markets Equity Portfolio, Lazard Emerging Markets Core Equity Portfolio, Lazard Developing Markets Equity Portfolio, Lazard Emerging Markets Equity Advantage Portfolio commenced investment operations on May 29, 2015, Lazard Emerging
Markets Equity Blend Portfolio, Lazard Emerging Markets Multi
Asset Portfolio, Lazard Emerging Markets Debt Portfolio,
Lazard Explorer Total Return Portfolio, Lazard Emerging
Markets Income Portfolio, Lazard US Corporate Income
Portfolio, Lazard US Short Duration Fixed Income Portfolio,
Lazard Global Fixed Income Portfolio, Lazard US Realty
Income Portfolio, Lazard US Realty Equity Portfolio, Lazard
Global Realty Equity Portfolio, Lazard Global Listed
Infrastructure Portfolio, Lazard Capital Allocator Opportunistic Strategies Portfolio, Lazard Global Dynamic Multi Asset
Portfolio, Lazard Enhanced Opportunities Portfolio, Lazard Fundamental Long/Short Portfolio, and Lazard Master
Alternatives Portfolio, as of and for the year ended December 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board United States, we considered the
Funds internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The
Funds internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund is being made only in accordance with authorizations of management and directors of the Fund; and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a Funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board United States. However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2015. This report is intended solely for the information and use of management and the Board of Directors of The Lazard Funds, Inc. and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/Deloitte  Touche LLP
New York, New York

February 29, 2016